Exhibit 99.1

NORTH PITTSBURGH SYSTEMS, INC.

4008 GIBSONIA ROAD

GIBSONIA, PA 15044-9311

Contact: Allen P. Kimble	Phone: (724) 443-9575	Fax: (724) 443-9431

FOR IMMEDIATE RELEASE

NORTH PITTSBURGH SYSTEMS, INC.

REPORTS QUARTERLY DIVIDEND DECLARATION

May 24, 2005, Gibsonia, Pennsylvania - North Pittsburgh Systems, Inc. (NASDAQ:NPSI) announced that a common stock quarterly dividend of $.19 per share is payable on July 15, 2005 to shareholders of record on July 1, 2005. The $.19 per share quarterly dividend declared represents a $.01 per share, or 5.6%, increase over the dividend declared in the first quarter of 2005. North Pittsburgh Systems, Inc. has total assets of $156 million and operates a telecommunications business in Western Pennsylvania providing competitive and local exchange services, long distance, business phone systems and Internet services through its subsidiaries, North Pittsburgh Telephone Company, Penn Telecom, Inc. and Pinnatech, Inc. (Nauticom).